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                                                                     Exhibit 5.1



                                              December 14, 2001


Learn2 Corporation
1311 Mamaroneck Avenue
White Plains, New York 10605

Ladies and Gentlemen:

                  On the date hereof, Learn2 Corporation, a Delaware corporation (the "Company"), intends to transmit to the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") relating to 12,609,323 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company. This opinion is an exhibit to the Registration Statement.

                  We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Amended and Restated Certificate of Incorporation as presently in effect, (ii) the Company's Amended and Restated By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the Registration Rights Agreement, dated as of April 25, 2001 (the "Registration Rights Agreement"), by and among the Company, Learn2.com, Inc. and RGC International Investors, LDC ("RGC"), (v) the Redemption and Termination Agreement, dated as of April 25, 2001 (together with the Registration Rights Agreement, the "Transaction Agreements") and (vi) such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents and instruments submitted to us as originals and the conformity with the originals of all agreements, documents and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

                  Except as provided in the next sentence, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. To the extent that matters concerning the Delaware General Corporation Law are involved in the opinions expressed below our opinions are based solely upon our reasonable familiarity with the Delaware General Corporation Law based on our reading of standard published compilations of such laws. We express no opinion as to the application of the securities or "Blue Sky" laws of any state, including the State of Delaware and the State of New York, to the offer and/or sale of the Shares.
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                  Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and are legally and validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state of the United States which is related to the offer and/or sale of the Shares.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                                 Very truly yours,


                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


SBSF:GA:RMF:CJS